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Exhibit 5.1

[Letterhead of Ballard Spahr LLP]

May 17, 2011

Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania 19087

Re:      Registration Statement on Form S-3 for Triumph Group, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of common stock, par value $0.001 per share (the "Common Stock"), shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), warrants to purchase the Common Stock or the Preferred Stock (the "Warrants"), and units consisting of any combination of the foregoing (the "Units") of the Company. The Common Stock, Preferred Stock, Warrants and Units are hereinafter collectively referred to as the "Offered Securities." The Offered Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, and (iii) the Amended and Restated By-laws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

        In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

        For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

        Based upon the assumptions set forth above, we are of the opinion that:

        1.     With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the "Offered Common Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

        2.     With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the "Offered Preferred Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions designating the rights and preferences of the Offered Preferred Stock and approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

        3.     With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the "Offered Warrants"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism and approving the Common Stock and/or Preferred Stock to be issued upon the exercise of the Offered Warrants, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the "Warrant Agreement") between the Company and the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and, upon the exercise of the Offered Warrants in accordance with their terms, including payment of any exercise price therefor, any Common Stock and/or Preferred Stock to be issued upon the exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and non-assessable.

        4.     With respect to any offering of Units by the Company pursuant to the Registration Statement (the "Offered Units"), when (a) the Registration Statement has become effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein ("Unit Agreements"), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (1) Offered Units and (2) such

Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any, and any Common Stock or Preferred Stock that are components of such Offered Units will be duly authorized, validly issued, fully paid and non-assessable.

        We express no opinion as to the law of any jurisdiction other than the federal securities laws of the United States and the laws of the State of Delaware.

        We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the prospectus included therein.

Sincerely,

/s/ Ballard Spahr LLP

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  Exhibit 5.1